Exhibit 99.1

DRAFT

FOR IMMEDIATE RELEASE

Optelecom-NKF Reports Third Quarter 2009 Results

Germantown, Md./November 4, 2009/PRNewswire/ — Optelecom-NKF, Inc., (NASDAQ:OPTC-News) a leading global supplier of advanced video surveillance solutions, today announced its third quarter 2009 results.

Revenues for the third quarter ending September 30, 2009 totaled $8.3 million compared to $11.5 million for the same quarter in 2008. Operating expenses in the quarter declined 12%, falling to $5.6 million. Optelecom-NKF reported a net loss of $1.3 million, or $0.35 per share, compared to a net profit of $1.0 million, or $0.28 per share, one year earlier.

“Our third quarter results were disappointing, as we continued to feel the impact of a difficult economy and sluggish business development environment,” said Dave Patterson, Optelecom-NKF’s president and CEO. “We’re monitoring our business pipeline and doing what is necessary to navigate through these tough times. We reduced staff significantly and implemented additional cost-saving measures. These decisions are tough to make, but necessary.”

"During the past quarter we introduced the Siqura® TrafficServer™, which promptly took top honors for innovation from the world’s largest security association, ASIS International. We partnered with mobiDEOS to offer remote monitoring and video surveillance via handheld devices, such as PDAs. We joined the EDGE® Innovation Network, a collaborative organization of industry and academia that works to enhance the development and delivery cycle of new technologies and advanced capabilities to warfighters and first responders. Additionally, we unified our entire product line under the Siqura® brand name reflecting our unique ability to integrate all of our products into solutions that deliver actionable information.”

Third Quarter Conference Call

President and CEO Dave Patterson and Optelecom-NKF's CFO Steve Tamburo will lead a conference call to discuss third quarter results and the company's outlook at 10:00 a.m. (Eastern Time) on Thursday, November 5, 2009. Interested parties are welcome to call 800-860-2442 (international dial-in: 412-858-4600) and request the "Optelecom-NKF conference call'' shortly before the designated start time. PRNewswire will broadcast the call as a web cast, which can be accessed at www.videonewswire.com/event.asp?id=63475. The telephone conference call will feature a question and answer segment with Optelecom-NKF’s management. For those parties unable to participate in the live conference call, a replay will be available following the teleconference. Those wishing to listen to the replay should call 877-344-7529 (international dial-in: 412-317-0088) and enter the pass code number 435223.

About Optelecom-NKF

Optelecom-NKF, Inc., manufacturer of Siqura® advanced video surveillance solutions, provides a full range of network products based on an open technology platform that simplifies integration and installation. Our Siqura solutions offer a perfect blend of ease of use and processing power, enabling end-users to optimize the effectiveness of their surveillance systems while reducing the total cost of ownership. All products and solutions are developed and tested for professional and mission-critical applications, such as at highway departments, airports, seaports, casinos, public transport authorities, hospitals, city centers, shopping centers, military bases, and corporate and government campuses. Founded in 1972, Optelecom-NKF is committed to providing its customers with expert technical advice and support. For more information please visit our website at www.optelecom-nkf.com.

Investor inquiries should be directed to Mr. Rick Alpert at +1 301-948-7872.

OPTELECOM-NKF, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30,

(Unaudited)
(Dollars in Thousands, Except Share Amounts)

	2009	2008
Revenue	$8,307	$11,541
Cost of goods sold	3,714	4,332
Gross profit	4,593	7,209
Operating expenses:
Sales and marketing	2,723	2,822
Engineering	1,195	1,590
General and administrative	1,461	1,737
Amortization of intangibles	172	181
Total operating expenses	5,551	6,330
(Loss) Income from operations	(958)	879
Other (expense) income, net	(158)	12
(Loss) Income before income taxes	(1,116)	891
Provision (benefit) for income taxes	153	(138)
Net (loss) income	$(1,269)	$1,029
Basic (loss) income per share	$(0.35)	$0.28
Diluted (loss) income per share	$(0.35)	$0.28
Weighted average common shares outstanding -basic	3,648,490	3,639,877
Weighted average common shares outstanding -diluted	3,648,490	3,641,058

Net (loss) income	$(1,269)	$1,029
Foreign currency translation	570	(1,648)
Comprehensive (loss)	$(699)	$(619)

OPTELECOM-NKF, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(Unaudited)
(Dollars in Thousands, Except Share Amounts)

	2009	2008
Revenue	$26,904	$33,414
Cost of goods sold	11,547	13,076
Gross profit	15,357	20,338
Operating expenses:
Sales and marketing	8,215	8,503
Engineering	3,632	4,497
General and administrative	4,665	5,478
Amortization of intangibles	494	581
Total operating expenses	17,006	19,059
(Loss) income from operations	(1,649)	1,279
Other expense, net	(591)	(485)
(Loss) income before income taxes	(2,240)	794
Benefit for income taxes	78	407
Net (loss) income	$(2,162)	$1,201
Basic (loss) income per share	$(0.59)	$0.33
Diluted (loss) income per share	$(0.59)	$0.33
Weighted average common shares outstanding -basic	3,645,360	3,636,168
Weighted average common shares outstanding -diluted	3,645,360	3,636,193

Net (loss) income	$(2,162)	$1,201
Foreign currency translation	522	273
Comprehensive (loss) income	$(1,640)	$1,474

OPTELECOM-NKF, INC.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008
(September 30, 2009 Unaudited)
(Dollars in Thousands, Except Share and Per Share Amounts)

	September	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$4,290	$5,671
Accounts receivable, net of allowance for doubtful accounts of $443 and $245	7,643	10,290
Inventories, net of allowance	5,206	5,782
Deferred tax asset	298	205
Prepaid expenses and other current assets	578	1,152
Total current assets	18,015	23,100
Property & equipment, less accumulated depreciation of $5,478 and $7,820	1,829	2,063
Intangible assets, net of accumulated amortization of $3,498 and $2,870	6,904	7,180
Goodwill	15,117	14,603
Other assets	213	202
TOTAL ASSETS	42,078	47,148
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of notes and interest payable	15,197	3,432
Accounts payable	1,516	3,634
Accrued payroll	1,516	1,841
Accrued warranty reserve	549	410
Commissions payable	28	198
Bank line of credit	-	-
Taxes payable	-	931
Other current liabilities	1,397	1,724
Total current liabilities	20,203	12,170
Long term notes payable and interest payable	-	12,093
Deferred tax liabilities	1,525	1,427
Other liabilities	233	267
Total liabilities	21,961	25,957
STOCKHOLDERS' EQUITY
Common stock, $.03 par value-shares authorized, 15,000,000; issued and outstanding, 3,648,895 and 3,645,084 shares as of September 30, 2009, and December 31, 2008, respectively	109	109
Additional paid-in capital	16,817	16,252
Accumulated other comprehensive income	3,056	2,534
Treasury stock, 162,672 shares at cost	(1,265)	(1,265)
Retained earnings	1,400	3,561
Total stockholders' equity	20,117	21,191
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,078	$47,148

Non-GAAP Earnings Addendum

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, foreign exchange losses, depreciation and amortization. Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by investors, industry analysts and others as a useful supplemental measure. Optelecom-NKF calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.

Adjusted EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”). The items excluded from Adjusted EBITDA but included in the calculation of Optelecom-NKF’s reported net income are significant components of the accompanying unaudited consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
(Dollars in Thousands)	2009	2008	2009	2008
Net (Loss) income	$(1,269)	$1,029	$(2,162)	$1,201
Add:
Interest expense, net	169	194	489	569
Provision (Benefit) for income taxes	153	(138)	(78)	(407)
Foreign currency loss (gain)	(11)	(206)	102	(84)
Depreciation	233	226	714	755
Amortization	172	181	494	580
Adjusted EBITDA	$(553)	$1,286	$(441)	$2,614